EXHIBIT 4.4

OMNIBUS AMENDMENT

TO

INDENTURE SUPPLEMENTS

This OMNIBUS AMENDMENT TO INDENTURE SUPPLEMENTS, dated as of December 17, 2013 (the “Amendment”) is entered into by and between BARCLAYS DRYROCK ISSUANCE TRUST, as Issuer (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, as the Indenture Trustee (the “Indenture Supplements Trustee”).

WHEREAS, effective December 17, 2013, Dryrock Funding LLC has changed its name to Barclays Dryrock Funding LLC;

WHEREAS, effective December 17, 2013, Dryrock Issuance Trust has changed its name to Barclays Dryrock Issuance Trust;

WHEREAS, the parties hereto desire to amend the agreements listed on Schedule I of this Amendment (the “Indenture Supplements”) as provided herein;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Indenture Supplements, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01.      Amendments to the Indenture Supplements. The Indenture Supplements listed on Schedule I of this Amendment are hereby amended as follows:

(a)                by deleting all references therein to “Dryrock Funding LLC” and replacing such references with “Barclays Dryrock Funding LLC.”

(b)               by deleting all references therein to “Dryrock Issuance Trust” and replacing such references with “Barclays Dryrock Issuance Trust.”

(c)                by deleting the definition of “Indenture” in Section 1.01 in its entirety and revising it to read as follows:

“Indenture” means the Amended and Restated Indenture, dated as of August 1, 2012, as amended and restated December 17, 2013, between the Issuer and the Indenture Trustee, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

(d)               by deleting the definition of “Servicing Agreement” in Section 1.01 in its entirety and revising it to read as follows:

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, among Barclays Dryrock Funding LLC, as Transferor, the Servicer and the Indenture Trustee, as further amended, restated, supplemented or otherwise modified from time to time.

(e)                by deleting the definition of “Transfer Agreement” in Section 1.01 in its entirety and revising it to read as follows:

“Transfer Agreement” means the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among Barclays Dryrock Funding LLC, as Transferor, the Issuer, and the Indenture Trustee, as further amended, restated, supplemented or otherwise modified from time to time.

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01.      Effectiveness. The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)                delivery of an Issuer Tax Opinion to the Owner Trustee and the Indenture Trustee;

(b)               delivery of an Officer’s Certificate, from the Issuer, to the Indenture Supplements Trustee and the Owner Trustee, to the effect that the Issuer reasonably believes that such amendments will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(c)                satisfaction of the Note Rating Agency Condition; and

(d)               counterparts of this Amendment, duly executed by the parties hereto.

ARTICLE III

MISCELLANEOUS

Section 3.01. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Indenture Supplements, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

Section 3.02. Ratification of the Indenture Supplements. Except as specifically amended, modified or supplemented by this Amendment, the Indenture Supplements are each hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Indenture Supplements, but shall constitute an amendment thereof. Each of the parties to the Indenture Supplements agree to be bound by the terms of the obligations of the Indenture Supplements, as amended by this Amendment, as though the terms and obligations of such Indenture Supplements were set forth herein.

Section 3.03. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.04. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture Supplements. All Section or Subsection references herein shall mean Sections or Subsections in the Indenture Supplements, except as otherwise provided herein.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS DRYROCK ISSUANCE TRUST, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Jeanne Oller
Name: Jeanne M. Oller
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Tammy Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

[Signature Page to Omnibus Amendment to Indenture Supplements]

SCHEDULE I

1. Series 2012-1 Indenture Supplement, dated as of November 16, 2012, by and between the Issuer and the Indenture Trustee.

2. Series 2012-2 Indenture Supplement, dated as of November 16, 2012, by and between the Issuer and the Indenture Trustee.

3. Series 2013-1 Indenture Supplement, dated as of October 10, 2013, by and between the Issuer and the Indenture Trustee.